UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2008

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit-10.1 Agreement dated July 10, 2008, between Team Financial, Inc. and Keith Edquist. (Other than Exhibit A, thereto, which shall be deemed to be “furnished” rather than “filed”.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2008 Team Financial, Inc. (the “Company”, “our” or “we”) entered into a settlement agreement (the “Agreement”) with shareholder and former director Keith B. Edquist with respect to the Company’s 2008 Annual Meeting of Shareholders and related matters.  The 2008 Annual Meeting of Shareholders was originally scheduled for June 17, 2008, but was postponed.

Under the terms of the Agreement, Mr. Edquist has agreed to terminate his efforts to nominate persons for election as Class III directors at the Company’s 2008 Annual Meeting of Shareholders, has agreed to vote his shares in favor of the Company’s nominees for director at the 2008 Annual Meeting (Robert M. Blachly, Jeffrey L. Renner and Richard J. Tremblay), and has agreed to abide by certain standstill provisions until the earlier of June 30, 2010 or the Company’s 2010 Annual Meeting.  As part of the settlement, the parties executed a mutual release as well.

Additionally, under the terms of the Agreement, the Company has agreed to reimburse Mr. Edquist for certain expenses related to his proxy solicitation efforts.  Under the reimbursement arrangement, Mr. Edquist will receive approximately $22,572.00 monthly through January 1, 2009, for a total of approximately $158,000.

Mr. Edquist’s obligations are contingent on the agreement by and between the Company and certain investors known as the Bicknell Group, dated June 16, 2008, to remain in full force and effect.

The Company expects to be nominating Robert M. Blachly, Richard J. Tremblay and Jeffrey L. Renner as nominees for election as Class III directors at the 2008 Annual Meeting.

Section 8 – Other Events

Item 8.01 Other Events.

On June 17, 2008 Team Financial, Inc. (the “Company”) annunced that it was postponing its annual meeting of shareholders.  The Company has reset the meeting date for August 19, 2008.  The record date for shareholders to vote at the meeting is at the close of business on June 24, 2008.

In light of the postponement of the Company’s annual meeting, the deadline for the submission of shareholder proposals for includsion in the Company’s proxy materials relating to the 2008 annual meeting of shareholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), will be the close of business on July 21, 2008.  To be eligible for inclusion in the Company’s proxy materials, shareholders proposals must comply with the requirements of Rule 14a-8 and with the Company’s amended and restated bylaws.

The July 21, 2008 deadline applies only to shareholder proposals that are eligible for inclusion in the Company’s 2008 annual meeting of shareholders in accordance with Rule 14a-8.  The deadline for the submission of all other shareholder proposals has already expired.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)          Financial Statements of businesses acquired:

Not applicable.

(b)         Pro Forma financial information:

Not applicable.

(c)          Shell company transactions:

Not applicable.

(d)         Exhibits:

Exhibit No.	Description

10.1	Agreement dated July 10, 2008, between Team Financial, Inc. and Keith B. Edquist. (Other than Exhibit A which shall be deemed to be “furnished” rather than “filed”.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

	By:	/s/ Robert J. Weatherbie
Robert J. Weatherbie,

Chairman and Chief Executive Officer

Date: July 15, 2008